Exhibit 10.14

SHENANDOAH TELEPHONE COMPANY

EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

Effective January 1, 2007

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective January 1, 2007

TABLE OF CONTENTS

INTRODUCTION	1
ARTICLE I DEFINITIONS	2
1.01. Account	2
1.02. Affiliate	2
1.03. Beneficiary or Beneficiaries	2
1.04. Beneficiary Designation Form	2
1.05. Board	2
1.06. Code	2
1.07. Committee	2
1.08. Company	3
1.09. Compensation	3
1.10. Credited Service	3
1.11. Deferred Benefit	3
1.12. Defined Benefit SERP	3
1.13. Employee	3
1.14. ERISA	3
1.15. Participant	3
1.16. Plan	4
1.17. Plan Year	4
1.18. Specified Employee	4
1.19. Terminate or Termination	4
1.20. The 401(k) Plan	4
ARTICLE II PARTICIPATION	5
ARTICLE III DEFERRED BENEFIT	6
3.01. Establishment of Account	6
3.02. Conversion Contribution	6
3.03. Replacement Contribution	6
3.04. Restoration Contribution	6
3.05. Investment Measures	6
3.06. Vesting	7
3.07. Distributions	7
ARTICLE IV ADMINISTRATION OF THE PLAN	8
4.01. Administrative Rules	8
4.02. Eligibility Determinations	8
4.03. Information to Committee	8
4.04. Claims Procedure	8

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Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective January 1, 2007

ARTICLE V AMENDMENTS AND TERMINATION	10
ARTICLE VI MISCELLANEOUS	11
6.01. No Guarantee of Employment	11
6.02. Liability	11
6.03. Nonassignability	11
6.04. Indemnification	11
6.05. Notices	12
6.06. Waiver	12
6.07. Binding Nature of Plan	12
6.08. Construction	12
6.09. Governing Law	12
SIGNATURE PAGE	13

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Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective January 1, 2007

INTRODUCTION

Effective May 12, 2003, the Board of Directors of Shenandoah Telephone Company (the “Company”) adopted the Executive Supplemental Retirement Plan (the “Plan”) for selected key employees Participating in the Shenandoah Telephone Company Retirement Plan. The Plan was initially designed as a defined benefit plan, to provide retirement benefits in addition to those provided under the Company’s Retirement Plan.

On December 22, 2006, the Company amended the Plan to include a lump-sum distribution option and to allow Participants to elect, by no later than December 31, 2006, the form of payment with respect to benefits payable in 2007, consistent with guidance issued under section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

Effective December 31, 2006, the Company amended and restated the Plan (i) to comply with Code section 409A, in accordance with proposed regulations promulgated thereunder, (ii) to provide for an enhanced early retirement benefit, and (iii) to freeze further accruals as of December 31, 2006. Although the Plan document was amended and restated effective as of December 31, 2006, the amendments required by Code section 409A were effective as of January 1, 2005. (This Plan document refers to the Plan in effect as of December 31, 2006, as the “Defined Benefit SERP”.)

Effective January 1, 2007, the Company has further amended and restated the Plan by changing the Plan to an individual account, defined contribution design. Participants’ accounts under the Plan will be credited, as of January 1, 2007, with the actuarial equivalent present value of their benefits under the Defined Benefit SERP as of December 31, 2006.

The Plan is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation for a “select group of management or highly compensated employees” (as such phrase is used in the Employee Retirement Income Security Act of 1974). The Plan must be administered and construed in a manner that is consistent with that intent. The Plan, as amended and restated herein, is intended to satisfy the requirements of section 409A of the Code. The Plan will be administered and interpreted in a manner that is consistent with that intent.

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective January 1, 2007

ARTICLE I

DEFINITIONS

1.01.	Account

Account means an unfunded deferred compensation account established to record a Participant’s interest in the Plan. The term Account encompasses the subaccounts established for each Investment Option.

1.02.	Affiliate

Affiliate means any corporation which, when considered with the Company, would constitute, a controlled group of corporations within the meaning of Code section 1563(a) determined without reference to Code section 1563(a)(4) and 1563(e)(3)(C).

1.03.	Beneficiary or Beneficiaries

Beneficiary means a person or entity designated on a Beneficiary Designation Form by a Participant to receive a Deferred Benefit payment. If there is no valid designation by the Participant, or if the designated Beneficiary or Beneficiaries fail to survive the Participant or otherwise fail to take the Deferred Benefit, the Participant’s Beneficiary is the first of the following who survives the Participant: a Participant’s spouse (the person legally married to the Participant when the Participant dies); the Participant’s children in equal shares; and the Participant’s estate.

1.04.	Beneficiary Designation Form 1.09

Beneficiary Designation Form means a form acceptable to the Committee used by a Participant according to this Plan to name his or her Beneficiary or Beneficiaries who will receive all Deferred Benefit payments under this Plan if he dies.

1.05.	Board

Board means the Board of Directors of the Company.

1.06.	Code

Code means the Internal Revenue Code of 1986, as amended.

1.07.	Committee

Committee means the committee appointed by the Board to administer the Plan.

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective January 1, 2007

1.08.	Company

Company means the Shenandoah Telephone Company, and any successor business by merger, purchase, or otherwise that maintains the Plan.

1.09.	Compensation

Compensation means salary, including salary deferrals under the 401(k) Plan or under the Company’s Code section 125 cafeteria plan, cash bonuses, and paid time off, without regard to any limitations imposed by the application of Code section 401(a)(17). Compensation shall exclude equity compensation, disability payments, retirement income, and Company contributions to the 401(k) Plan and to this Plan.

1.10.	Credited Service

Credited Service means the sum of: (i) for the period prior to January 1, 2007, all service counted as Credited Service under the Defined Benefit SERP as of December 31, 2006, and (ii) for the period after December 31, 2006, Years of Service as defined in the 401(k) Plan.

1.11.	Deferred Benefit

Deferred Benefit means the benefit payable under the Plan.

1.12.	Defined Benefit SERP

Defined Benefit SERP means the Plan in effect as of December 31, 2006, before it was converted to a defined contribution Plan effective as of January 1, 2007.

1.13.	Employee

Employee means an employee of the Company or an Affiliate of the Company, who is a member of a select group of management, or a highly compensated employee (as such terms are used in section 201(2) of ERISA).

1.14.	ERISA

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.15.	Participant

Participant means an Employee who becomes a Participant in the Plan pursuant to Plan Article II hereof.

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective January 1, 2007

1.16.	Plan

Plan means the Shenandoah Telephone Company Executive Supplemental Retirement Plan, as amended and restated.

1.17.	Plan Year

Plan Year means each 12-month period beginning on January 1 and ending on December 31.

1.18.	Specified Employee

Specified Employee means a Participant who is a “specified employee” under section 409A of the Code.

1.19.	Terminate or Termination

Terminate or Termination, with respect to a Participant, mean cessation of an employment relationship with the Company or an Affiliate whether by death, disability, retirement or severance for any other reason. Terminate or Termination do not include situations where the Participant transfers employment among the Company and one of its Affiliates and shall be applied consistently with the requirements of Code section 409A.

1.20.	The 401(k) Plan

The 401(k) Plan means the Shenandoah Telephone Company Supplemental Retirement Plan.

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective January 1, 2007

ARTICLE II

PARTICIPATION

(a)          Any Employee who is selected by the Board to participate in the Plan and whose participation is approved in writing by a resolution adopted by the Board will become a Participant.

(b)          A Participant shall continue to be a Participant in the Plan so long as an Account is being maintained (or is required to be maintained under the terms of the Plan) for him or her.

(c)          A Participant shall cease to be credited with contributions under Article III of the Plan when he is no longer a member of management or a highly compensated employee, or on the date the Committee declares that he is no longer eligible to receive contributions under the Plan.

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective January 1, 2007

ARTICLE III

DEFERRED BENEFIT

3.01.	Establishment of Account

A bookkeeping account (the “Account”) shall be established for each Participant effective as of January 1, 2007. The Account shall reflect the Participant’s interest in the Plan under this Article III. The Account shall be credited with the amounts described in Plan sections 3.02, 3.03, and 3.04. The Account shall be adjusted for notional investment gains and losses as provided in Plan section 3.05.

3.02.	Conversion Contribution

(a)          Effective as of January 1, 2007, a Participant’s Account shall be credited with the actuarial equivalent present value of his benefit under the Defined Benefit SERP as of December 31, 2006, whether or not vested, applying the actuarial assumptions under the Shenandoah Telephone Company Retirement Plan in effect as of December 31, 2006. Thereafter, the Participant shall no longer be entitled to any benefit under the terms of the Defined Benefit SERP.

(b)          Notwithstanding the preceding, if a Participant elected to retire in accordance with section 3.08 of the Defined Benefit SERP, then his accrued benefit under the Defined Benefit SERP as of December 31, 2006, shall be distributed in accordance with such election, and shall not be credited to his Account under this section 3.02.

3.03.	Replacement Contribution

A Participant’s Account shall be credited with an amount equal to 7% of the Participant’s Compensation. These replacement contributions shall be credited to a Participant’s Account as of the date that basic contributions are credited to the Participant’s account in the 401(k) Plan.

3.04.	Restoration Contribution

A Participant’s Account shall be credited with an amount equal to 5% of the Participant’s Compensation that exceeds the applicable Code section 401(a)(17) compensation limit, which is intended to restore contributions that are reduced under the 401(k) Plan on account of the section 401(a)(17) limitation. These restoration contributions shall be credited to each Account as of the date that basic contributions are credited to the Participant’s account in the 401(k) Plan. Notwithstanding the preceding, the Restoration Contribution under this section 3.04 cannot exceed the dollar limitation as in effect under Code section 402(g) for that year.

3.05.	Investment Measures

A Participant’s Account shall be adjusted for notional investment gains and losses based on the investment performance of the investments selected by the Participant. The investment

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective January 1, 2007

options available under the Plan shall be the same investment options offered under the 401(k) Plan, unless the Committee provides for additional or alternative investment options, which shall be set forth on an exhibit attached hereto. Unless the Committee directs otherwise, the procedures governing the investment of a Participant’s Account, including the frequency of valuation, the ability to change investment options or reallocate among the investment options, or any limitations on the minimum percentage allocable to an investment, will be subject to the same rules as applicable to the 401(k) Plan.

3.06.	Vesting

Each Participant shall have a vested and nonforfeitable interest in his Account upon completing ten years of Credited Service.

3.07.	Distributions

(a)          A Participant who elected to retire in accordance with section 3.08 of the Defined Benefit SERP shall receive his benefit under the Defined Benefit SERP in accordance with such election, and shall receive any benefit accrued under the Plan on and after January 1, 2007, in accordance with Plan subsections 3.07(b) and (c).

(b)          A Participant who has a vested and nonforfeitable interest in his Account shall receive a distribution of his Deferred Benefit as of his Termination. The distribution will equal the balance of the Participant’s vested Account on the date of Termination. The distribution shall be paid in a single lump sum, in cash, no later than 90 days after Termination; provided, however, that if the Participant is a Specified Employee on the date of Termination and the Termination is not on account of death or disability (as defined under Code section 409A), then the payment shall be made (without interest or other adjustment) on the first day of the seventh month beginning after Termination.

(c)          If a Participant’s employment ends on account of death or if a Participant dies before receiving a distribution of his vested Account, then the vested Account balance shall be paid to the Participant’s Beneficiary or Beneficiaries.

(d)          Any portion of a Participant’s Account that has not become vested and nonforfeitable on or before his Termination shall be forfeited as of the date of Termination.

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective January 1, 2007

ARTICLE IV

ADMINISTRATION OF THE PLAN

4.01.	Administrative Rules

The Company reserves the right to adopt any rules for the administration and application of the Plan as necessary which are not inconsistent with the express terms hereof, to amend or revoke any such rule, and to interpret the Plan and any rules adopted pursuant to this Plan Article. All actions taken and all determinations made by the Company in good faith shall be final and binding upon all Participants, Beneficiaries, or other persons interested in the Plan.

4.02.	Eligibility Determinations

In addition to the powers hereinabove specified, the Committee shall have the power to select which employees of the Company and its Affiliates will be eligible to receive contributions under Article III of the Plan, to compute and certify the amount and kind of benefits from time to time payable to Participants and their Beneficiaries under the Plan, to authorize all disbursements for such purposes, and to determine whether a Participant is entitled to a benefit under the Plan.

4.03.	Information to Committee

To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirement, death or other cause for Termination of employment, and such other pertinent facts as the Committee may require.

4.04.	Claims Procedure

(a)          All claims for benefits under the Plan shall be submitted to the Committee or such person as the Committee may designate in writing who shall have the initial responsibility for determining the eligibility of any claim for benefits. All claims for benefits shall be made in writing and shall set forth the facts which such claimant believes to be sufficient to entitle him to the benefit claimed.

(b)          In the event a claim for benefits is denied the claimant shall be notified in writing or by electronic mail within ninety (90) days after the claim is submitted. The notice shall be written in a manner calculated to be understood by the claimant and shall include:

(1)	The specific reason or reasons for the denial;

(2)          Specific references to the pertinent Plan provisions on which the denial is based;

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective January 1, 2007

(3)          A description of any additional material or information necessary for the claimant to perfect the claim and an explanation why such material or information is necessary; and

(4)          An explanation of the Plan’s claim review procedures and time limits applicable to such procedures, including the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.

If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefore shall be furnished to the claimant before the end of the initial 90 day period. In no event shall the extension exceed 90 days.

(c)          In the event a claim for benefits is wholly or partly denied, the claimant or his duly authorized representative, at the claimant’s sole expense, may appeal the denial to the Committee within 60 days of the receipt of written notice of the denial. In pursuing the appeal the claimant or his duly authorized representative:

(1)          may request in writing that the Committee review the denial, taking into account all comments, documents, records and information submitted by the claimant relating to the claim without regard to whether the information was submitted or considered in the initial benefit determination;

(2)          upon request, and free of charge, may review or receive copies of documents and records relevant to the claim for benefits; and

(3)	may submit documents, records and written issues relating to the claim.

The decision on review shall be made within 60 days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original 60 day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of the Plan on which the denial is based.

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective January 1, 2007

ARTICLE V

AMENDMENTS AND TERMINATION

The Company hopes and expects to continue the Plan indefinitely, but reserves the right, by resolution of the Board or any executive committee of the Board, to amend, modify, or terminate the Plan at any time and for any reason by a majority vote of its members, by unanimous consent in lieu of a meeting or in any other manner applicable under state law; provided, however, that no amendment or termination of the Plan shall cause a distribution of benefits in violation of Code section 409A. In addition, the Board or the executive committee of the Board may delegate to an appropriate officer, or officers of the Company, or committee, all or part of the authority to amend or terminate the Plan.

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective January 1, 2007

ARTICLE VI

MISCELLANEOUS

6.01.	No Guarantee of Employment

The Plan does not in any way limit the right of the Company or an Affiliate at any time and for any reason to terminate the Participant’s employment or such Participant’s status as an officer of the Company or an Affiliate. In no event shall the Plan by its terms or implications constitute an employment contract of any nature whatsoever between the Company or an Affiliate and a Participant.

6.02.	Liability

The Plan is unfunded. A Deferred Benefit is at all times a mere contractual obligation of the Company. A Participant and his or her Beneficiaries have no right, title, or interest in the Deferred Benefits or any claim against them. All Deferred Benefits will be satisfied solely out of the general corporate assets of the Company, which shall remain subject to the claims of its creditors and the creditors of any Affiliate that is an employer of a Participant. The Company may establish one or more trusts under which payments may be made that will satisfy the Company’s obligations under this Plan to the extent of such payments. The assets of any such trusts will remain subject to the claims of the creditors of the Company and any Affiliate that is an employer of a Participant. No officer, director, or stockholder of the Company or its subsidiaries shall be individually liable for the Company’s or its subsidiaries’ obligations hereunder, or on account of any claim arising by reason of the provisions of this Plan or of any instrument or instruments implementing the provisions or purposes hereof.

6.03.	Nonassignability

A Participant has no control over Deferred Benefits except according to his or her Beneficiary Designation Form, and any investment options elected under the Plan. The rights, interests, and benefits of a Participant (or Beneficiary thereof) in this Plan shall not be subject to assignment, anticipation, transfer, pledge, hypothecation or other transfer, and such rights, interests and benefits shall not be liable for the debts, contracts, or engagements of a Participant (or Beneficiary thereof), or otherwise subject to execution, attachment, garnishment, or similar process.

6.04.	Indemnification

The Company shall indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of membership on the Committee relating to administration of the Plan, excepting only expenses and liabilities arising out of a member’s own willful misconduct. Expenses against which a member of the Committee shall be indemnified hereunder shall include without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective January 1, 2007

proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled.

6.05.	Notices

Notices and elections under this Plan must be in writing. A notice or election is deemed delivered if it is delivered personally or if it is mailed by registered or certified mail to the person or business at its last known business address.

6.06.	Waiver

The waiver of a breach of any provision in this Plan does not operate as and may not be construed as a waiver of any later breach.

6.07.	Binding Nature of Plan

The Plan shall be binding upon the Company, its Affiliates and the successors and assigns of the Company and its Affiliates, subject to the provisions set forth in Article V, and upon a Participant, his or her Beneficiary, and either of their assigns, heirs, executors or committees.

6.08.	Construction

Headings are given for ease of reference and must be disregarded in interpreting the Plan. If a provision of this Plan is not valid or not enforceable, that fact in no way affects the validity or enforceability of any other provision. Masculine pronouns wherever used shall include feminine pronouns and the use of the singular shall include the plural.

6.09.	Governing Law

This Plan shall be governed by the laws of the Commonwealth of Virginia (other than its choice-of-law provisions) except to the extent that the laws of the Commonwealth of Virginia are preempted by the laws of the United States.

Shenandoah Telephone Company

Executive Supplemental Retirement Plan

Effective January 1, 2007

SIGNATURE PAGE

As evidence of its adoption of the restated Shenandoah Telephone Company Executive Supplemental Retirement Plan Effective January 1, 2007, the Company has caused this document to be executed by its duly authorized officer as of the 21st day of March, 2007.

SHENANDOAH TELEPHONE COMPANY

By:    /s/Christopher E. French

Christopher E. French
President